EXHIBIT 1


         The undersigned hereby agree, pursuant to Rule 13d-1(f)(1) to file a joint statement on Schedule 13D and amendments thereto pertaining to their ownership of Class A 13% Convertible Senior Subordinated Pay-In-Kind Debentures Due 1999, Series G Warrants, Series H Warrants and Series I Warrants of LogiMetrics, Inc.

         This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

         This agreement may be executed in counterparts and all so executed shall constitute one agreement.

Date: August 11, 1997

                            /s/ Mark B. Fisher
                            -------------------------------
                            MARK B. FISHER

                            MBF CAPITAL CORP.


                            By: /s/ Mark B. Fisher
                                ---------------------------
                                Mark B. Fisher, President

                            MBF BROADBAND SYSTEMS, L.P.

                            By: MBF Broadband Systems, Inc.,
                                General Partner

                           By: /s/ Mark B. Fisher
                                ---------------------------
                                Mark B. Fisher, President

                            PHINEAS BROADBAND SYSTEMS, L.P.

                            By: MBF Broadband Systems, Inc.,
                                General Partner

                            By: /s/ Mark B. Fisher
                                ---------------------------
                                 Mark B. Fisher, President


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